Exhibit 99.(d)(7)

SUB-ADVISORY AGREEMENT

This SUB-ADVISORY AGREEMENT, dated as of, October 13, 2025, by and between WisdomTree Digital Management, Inc. (the “Investment Adviser”), a Delaware corporation having its principal office and place of business at 250 West 34th Street, 3rd Floor, New York, NY 10119, and Newton Investment Management North America, LLC (the “Sub-Adviser”), a Delaware corporation having its principal office and place of business at 201 Washington Street, Boston MA, 02108.

WHEREAS, the Investment Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (“Advisers Act”);

WHEREAS, the Investment Adviser acts as investment adviser to each series of WisdomTree Digital Trust (“Trust”), an investment company registered under the Investment Company Act of 1940, as amended (“Investment Company Act”);

WHEREAS, the Sub-Adviser is registered as an investment adviser under the Advisers Act;

WHEREAS, the Board of Trustees of the Trust and the Investment Adviser desire to retain the Sub-Adviser to render investment advisory and other services to the funds specified in Appendix A hereto, as amended from time to time, each a series of the Trust (each a “Fund” and collectively, the “Funds”), in the manner and on the terms hereinafter set forth;

WHEREAS, the Investment Adviser has the authority under the Investment Advisory Agreement with the Trust to select sub-advisers for each Fund of the Trust; and

WHEREAS, the Sub-Adviser is willing to furnish such services to the Investment Adviser and each Fund;

NOW, THEREFORE, the Investment Adviser and the Sub-Adviser agree as follows:

1.	APPOINTMENT OF THE SUB-ADVISER

The Investment Adviser hereby appoints the Sub-Adviser to act as an investment adviser for each Fund listed on Appendix A, as amended from time to time, subject to the supervision and oversight of the Investment Adviser and the Trustees of the Trust, and in accordance with the terms and conditions of this Agreement. The Sub-Adviser will be an independent contractor and will have no authority to act for or represent the Trust or the Investment Adviser in any way or otherwise be deemed an agent of the Trust or the Investment Adviser except as expressly authorized in this Agreement or another writing by the Trust, the Investment Adviser and the Sub-Adviser.

For so long as Sub-Adviser acts as investment sub-adviser for a Fund under this Agreement, the Investment Adviser or its affiliate shall grant to Sub-Adviser a no-fee license to use such Fund's underlying index, if any, in connection with the performance of its obligations hereunder and pursuant to the terms of an Index License Agreement as deemed necessary or appropriate between the parties.

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2.	ACCEPTANCE OF APPOINTMENT

The Sub-Adviser accepts that appointment for the Funds and agrees to render the services herein set forth, for the compensation herein provided.

The assets of each Fund will be maintained in the custody of a custodian (who shall be identified by the Investment Adviser in writing). If the Sub-Adviser is responsible for only a portion of a Fund’s assets, the Investment Adviser will specify on Appendix A or otherwise designate to the Sub-Adviser in writing the portion of the assets for which the Sub-Adviser is responsible, and, unless the context otherwise requires, any reference to a “Fund” in this Agreement shall be deemed to refer only to such designated portion of the Fund’s assets. The Sub-Adviser will not have custody of any securities, cash or other assets of the Fund and will not be liable for any loss resulting from any act or omission of the custodian other than acts or omissions arising in reasonable reliance on instructions of the Sub-Adviser.

3.	SERVICES TO BE RENDERED BY THE SUB-ADVISER TO THE TRUST

A. As adviser to each Fund, the Sub-Adviser will coordinate the investment and reinvestment of the assets of the Fund and determine the composition of the assets of the Fund, in accordance with the terms of this Agreement, each Fund’s Prospectus and Statement of Additional Information and subject to the direction, supervision and control of the Investment Adviser and the Trustees of the Trust.

B. As part of the services it will provide hereunder, the Sub-Adviser will:

(i) formulate and implement a continuous investment program and portfolio management compliance and reporting program for each Fund;

(ii) take whatever steps it deems necessary or advisable to implement the investment program for each Fund by arranging for the purchase and sale of securities and other investments;

(iii) keep the Trustees of the Trust and the Investment Adviser fully informed on an ongoing basis of all material facts concerning the investment and reinvestment of the assets of each Fund and the operations of the Sub-Adviser relating thereto, make regular and periodic special written reports of such additional information concerning the same as may reasonably be requested from time to time by the Investment Adviser or the Trustees of the Trust, and attend meetings with the Investment Adviser and/or the Trustees, as reasonably requested, to discuss the foregoing;

(iv) if requested by the Investment Adviser, provide advice about the fair value of the securities and other investments/assets in the Fund; provided, however, that the parties acknowledge that the Trust is responsible for any fair value pricing; and

(v) cooperate with and provide reasonable assistance to the Investment Adviser, the Trust’s administrator, the Trust’s custodian and foreign custodians, the Trust’s transfer agent and pricing agents and all other agents and representatives of the Trust and the Investment Adviser, keep all such persons fully informed as to such matters as the Sub-Adviser considers in good faith to be necessary to the performance of their obligations to the Trust and the Investment Adviser, provide prompt responses to reasonable requests made by such persons and maintain any appropriate interfaces with each so as to promote the efficient exchange of information.

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C. In furnishing services hereunder, the Sub-Adviser shall be subject to, and shall perform in accordance with the following: (i) the then effective Prospectus and Statement of Additional Information of the Trust filed with the Securities and Exchange Commission (“SEC”) and delivered to the Sub-Adviser, as the same may be thereafter modified, amended and/or supplemented (“Prospectus and SAI”); (ii) the Investment Company Act, the Advisers Act, the Commodity Exchange Act (“CEA”) and the rules of the National Futures Association (“NFA”), and all other federal and state laws or regulations applicable to the Sub-Adviser’s performance of its obligations herein; and (iii) any order or no-action letter of the SEC, the Commodity Futures Trading Commission (“CFTC”) or NFA governing the operation of the Trust or a Fund. Prior to the commencement of the Sub-Adviser’s services hereunder, the Investment Adviser shall provide the Sub-Adviser with current copies of the Prospectus and SAI, any order or no-action letter of the SEC, CFTC or NFA governing the operation of the Trust or a Fund, and any relevant compliance and other policies and procedures that are adopted by the Board of Trustees and agreed upon with the Sub-Adviser. The Investment Adviser undertakes to provide the Sub-Adviser with copies or other written notice of any amendments, modifications or supplements to any such above-mentioned documents and, except as may be required by the Advisers Act or other applicable law or regulation, Sub-Adviser will not need to comply until a copy has been provided to the Sub-Adviser and agreed upon.

D. The Sub-Adviser, at its expense, will furnish: (i) all necessary facilities and personnel, including salaries, expenses and fees of any personnel required for them to faithfully perform their duties under this Agreement; and (ii) administrative facilities, including maintaining records, and all equipment necessary for the efficient conduct of the Sub-Adviser’s duties under this Agreement.

E. The Sub-Adviser will select brokers and dealers to effect all Fund transactions subject to the conditions set forth herein. Notwithstanding the foregoing, and subject to applicable federal and state laws and regulations, the Investment Adviser may direct the Sub-Adviser to use a particular broker, dealer, prime broker, futures commission merchant or collateral manager. The Sub-Adviser will place all necessary orders with brokers, dealers, or issuers, and will negotiate brokerage commissions, if applicable. The Sub-Adviser is directed at all times to seek to execute transactions for each Fund in accordance with applicable federal and state laws and regulations. In placing any orders for the purchase or sale of investments for each Fund, in the name of the Fund or its nominees, the Sub-Adviser shall seek to obtain for the Fund “best execution,” considering all of the circumstances, and shall maintain records adequate to demonstrate compliance with this requirement. In no instance will Fund securities be purchased from or sold to the Sub-Adviser, or any affiliated person thereof, except in accordance with the Investment Company Act, the Advisers Act and the rules under each, and all other federal and state laws and regulations applicable to the Trust and the Fund(s).

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F. The Sub-Adviser is not authorized to engage in “soft-dollar” transactions on behalf of the Funds, except that the Sub-Adviser may engage in transactions permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), only with the express written approval of the Investment Adviser or the Trust’s Board of Trustees.

G. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund(s) as well as other clients of the Sub-Adviser, the Sub-Adviser to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a fair and reasonable result and efficient execution, provided that the Sub-Adviser does not favor any account over any other account. Allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Adviser in the manner which the Sub-Adviser considers to be the most equitable and consistent with its fiduciary obligations to each Fund and to its other clients over time. The Investment Adviser agrees that the Sub-Adviser and its affiliates may give advice and take action in the performance of their duties with respect to any of their other clients that may differ from advice given, or the timing or nature of actions taken, with respect to the Fund. The Investment Adviser also acknowledges that the Sub-Adviser and its affiliates are fiduciaries to other entities, some of which have the same or similar investment objectives (and will hold the same or similar investments) as the Fund, and that the Sub-Adviser will carry out its duties hereunder together with its duties under such relationships.

H. The Sub-Adviser will provide the Investment Adviser with copies of the Sub-Adviser’s current policies and procedures adopted in accordance with Rule 206(4)-7 under the Adviser Act. To the extent the Funds are required by the Investment Company Act to adopt any such policy or procedure, the Investment Adviser will submit such policy or procedure to the Trust’s Board of Trustees for adoption by each of the Funds, with such modifications or additions thereto as the Board of Trustees or Investment Adviser may recommend with the concurrence of the Sub-Adviser. The Sub-Adviser shall furnish the services hereunder to the Fund in accordance with this Section 3 and such policies and procedures.

I. The Sub-Adviser will maintain all accounts, books and records with respect to each Fund as are required of an investment adviser of a registered investment company or a commodity trading advisor (“CTA”) pursuant to the Investment Company Act and Advisers Act, the CEA, and the rules thereunder, including any applicable NFA rules, and shall file with the SEC any report on Form 13F or Schedule 13G and any amendments thereto, required by the Exchange Act, with respect to its duties as are set forth herein.

The Sub-Adviser will, unless and until otherwise directed by the Investment Adviser or the Board of Trustees, exercise all rights of security holders with respect to securities held by each Fund, including, but not limited to: voting proxies in accordance with the Sub-Adviser’s then-current proxy voting policies (provided such policies have been approved by the Trust’s Board of Trustees), converting, tendering, exchanging or redeeming securities; provided, however, the Sub-Adviser is not responsible for notifying Investment Adviser of, or filing proofs of claims relating to, class action settlements or bankruptcies regarding securities or instruments held by, or other matters related to, any Fund.

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4.	COMPENSATION OF SUB-ADVISER

Investment Adviser will pay Sub-Adviser as compensation for providing services in accordance with this Agreement those fees as set forth in Appendix B-1. Investment Adviser and Sub-Adviser agree that all fees shall become due and owing to Sub-Adviser promptly after the termination date of Sub-Adviser with respect to any Fund and that the amount of such fees shall be calculated by treating the termination date as the next fee computation date. The annual base fee will be prorated for such fees owed through the termination date. In addition, the Investment Adviser shall reimburse the Sub-Adviser for actual expenses incurred by the Sub-Adviser with respect to proxy voting execution, advice and reporting.

5.	LIABILITY AND INDEMNIFICATION

A. Except as may otherwise be provided by the Investment Company Act or any other applicable federal law or regulation, neither the Sub-Adviser nor any of its officers, members or employees (its “Affiliates”) shall be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Investment Adviser or the Trust as a result of any error of judgment by the Sub-Adviser or its Affiliates with respect to each Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser or its Affiliates for, and the Sub-Adviser shall indemnify and hold harmless the Trust, the Investment Adviser, its officers, employees, consultants and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the Securities Act of 1933, as amended (“1933 Act”)) (collectively, “Manager Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Manager Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, the CEA or under any other statute, and any rules thereunder, or common law or otherwise arising out of or based on (i) any breach by the Sub-Adviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnitees (as defined below) for use therein.

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B. Except as may otherwise be provided by the Investment Company Act or any other applicable federal law, the Investment Adviser shall indemnify and hold harmless the Sub-Adviser, its officers, employees, consultants and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the Investment Company Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, “Sub-Adviser Indemnitees”) against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Sub-Adviser Indemnitees may become subject under the 1933 Act, the Investment Company Act, the Advisers Act, the CEA or under any other statute, and any rules thereunder, at common law or otherwise, arising out of or based on this Agreement; provided however, the Investment Adviser shall not indemnify or hold harmless the Sub-Adviser Indemnitees for any losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising out of or based on (i) any breach by the Sub-Adviser of its representations or warranties made herein, (ii) any willful misconduct, bad faith, reckless disregard or negligence of the Sub-Adviser in the performance of any of its duties or obligations hereunder, or (iii) any untrue statement of a material fact contained in the Prospectus or SAI, proxy materials, reports, advertisements, sales literature, or other materials pertaining to the Fund(s) or the omission to state therein a material fact known to the Sub-Adviser which was required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Investment Adviser or the Trust, or the omission of such information, by the Sub-Adviser Indemnities for use therein.

C. A party seeking indemnification hereunder (the “Indemnified Party”) shall (i) provide prompt notice to the other of any claim (“Claim”) for which it intends to seek indemnification, (ii) grant control of the defense and /or settlement of the Claim to the other party, and (iii) cooperate with the other party in the defense thereof. The Indemnified Party shall have the right at its own expense to participate in the defense of any Claim, but shall not have the right to control the defense, consent to judgment or agree to the settlement of any Claim without the written consent of the other party. The party providing the indemnification shall not consent to the entry of any judgment or enter any settlement which (i) does not include, as an unconditional term, the release by the claimant of all liabilities for Claims against the Indemnified Party or (ii) which otherwise adversely affects the rights of the Indemnified Party.

D. Notwithstanding anything in this Agreement to the contrary contained herein, the Sub-Adviser shall not be responsible or liable for its failure to perform under this Agreement or for any losses to the Investment Adviser or the Trust resulting from any event beyond the reasonable control of the Sub-Adviser or its agents, including but not limited to, nationalization, expropriation, devaluation, seizure, or similar unusual actions by any governmental authority, de facto or de jure; or the breakdown, failure or malfunction of any utilities or telecommunications systems; or acts of war, terrorism, insurrection or revolution; or acts of God (collectively, “Force Majeure Events”). Upon the occurrence of a Force Majeure Event, the Sub-Adviser shall endeavor to recommence performance or observance without delay, in a manner consistent with its obligations under the Advisers Act, the Investment Company Act and as a fiduciary of the Trust.

6.	REPRESENTATIONS OF THE INVESTMENT ADVISER

The Investment Adviser represents, warrants and agrees that:

A. The Investment Adviser has been duly authorized by the Board of Trustees of the Trust to delegate to the Sub-Adviser the provision of investment services to each Fund as contemplated hereby.

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B. The Trust has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and will provide the Sub-Adviser with a copy of such code of ethics.

C. The Investment Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement is in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement, and (v) will promptly notify the Sub-Adviser of the occurrence of any event that would disqualify the Investment Adviser from serving as investment manager of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise.

D. The Investment Adviser acknowledges receipt of Part 2A of Sub-Adviser’s Form ADV at least 48 hours prior to entering into this Agreement, as required by Rule 204-3 under the Advisers Act.

E. The Investment Adviser shall direct the Trust’s custodian to provide timely information to the Sub-Adviser regarding such matters as the composition of assets in the portion of each Fund managed by the Sub-Adviser, cash requirements and cash available for investment in such portion of each such Fund, and all other information as may be reasonably necessary for the Sub-Adviser to perform its duties hereunder.

F. The Investment Adviser (i) is either registered with the Commodity Futures Trading Commission ("CFTC") as a commodity pool operator ("CPO") and will continue to be so, or otherwise can appropriately claim exemption or exclusion from such registration, for so long as required to operate the Funds and perform the services contemplated under this Agreement ; (ii) is a member of the NFA to the extent applicable and will continue to be so for so long as required to operate the Funds and perform the services contemplated under this Agreement; (iii) is not prohibited by the CEA or other law, regulation or order from performing the services contemplated by this Agreement; (iv) has met and will seek to continue to meet, for so long as required to operate the Funds and perform the services contemplated under this Agreement, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (v) has the authority to enter into and perform the services contemplated by this Agreement. The Investment Adviser has complied and will continue to comply with any applicable provisions of the CEA and the rules and regulations thereunder or exemptions thereunder as well as the rules of NFA with respect to each Fund and, to the extent required, the provision of financial statements or other disclosures to investors.

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G. The Investment Adviser agrees to reasonably cooperate with the Sub-Adviser in connection with the Sub-Adviser’s obligations and requirements, including any exemptions or other relief from such obligations and requirements, under the CEA, CFTC rules and NFA rules as to each Fund, including, without limitation, any disclosure, recordkeeping, reporting and filing requirements.

H. Each Fund is an “eligible contract participant” as that term is defined in Section la of the CEA.

I. The Investment Adviser consents to each Fund being treated as an exempt account under Rule 4.7 of the CFTC.

J. The Investment Adviser will notify the Sub-Adviser promptly if any of the representations or warranties in this Section 6 becomes untrue or inaccurate in any material respect.

7.	REPRESENTATIONS OF THE SUB-ADVISER

The Sub-Adviser represents, warrants and agrees as follows:

A. The Sub-Adviser (i) is registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect; (ii) is not prohibited by the Investment Company Act, the Advisers Act or other law, regulation or order from performing the services contemplated by this Agreement; (iii) has met and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; (iv) has the authority to enter into and perform the services contemplated by this Agreement; and (v) will promptly notify the Investment Adviser of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser of an investment company pursuant to Section 9(a) of the Investment Company Act or otherwise. The Sub-Adviser will also promptly notify each Fund and the Investment Adviser if it is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Fund( s) or if it is served or otherwise receives notice of any material action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, government agency, self-regulatory organization, public board or body, involving the affairs of the Sub-Adviser, in each case, if such notice or reporting is permitted by law, such government agency or regulator (as applicable), provided, however, that routine regulatory examinations of the Sub-Adviser shall not be required to be reported by this provision. Any notification will be considered prompt if it is given in a manner consistent with the Sub-Adviser’s fiduciary and other obligations under the Advisers Act and contemporaneously with any regulatory filing or notice to other affected parties within the time that such filing or notice is required by applicable law.

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B. The Sub-Adviser has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the Investment Company Act and Rule 204A-1 under the Advisers Act and will provide the Investment Adviser and the Board with a copy of such code of ethics, together with evidence of its adoption. Within forty-five days of the end of the last calendar quarter of each year that this Agreement is in effect, and as otherwise requested, the Sub-Adviser shall certify to the Investment Adviser that the Sub-Adviser has complied with the requirements of Rule 17j-1 and Rule 204A-1 during the previous year and that there has been no material violation of the Sub-Adviser’s code of ethics or, if such a material violation has occurred, that appropriate action was taken in response to such violation. Upon the written request of the Investment Adviser, the Sub-Adviser shall permit the Investment Adviser, its employees or its agents to examine the reports required to be made to the Sub-Adviser by Rule 17j-l(c)(l) and Rule 204A-l(b) and all other records relevant to the Sub-Adviser’s code of ethics.

C. The Sub-Adviser has provided the Investment Adviser with a copy of its Form ADV which as of the date of this Agreement is its Form ADV as most recently filed with the SEC, will provide a copy of Part 2A annually, and promptly will furnish a copy of all material amendments to the Investment Adviser.

D. The Sub-Adviser agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

E. The Sub-Adviser agrees not to consult with (i) other subadvisers to a Fund, if any, (ii) other subadvisers to any other Fund of the Trust, or (iii) other subadvisers to an investment company under common control with any Fund, concerning transactions for a Fund in securities or other assets.

F. The Sub-Adviser (i) is registered with the CFTC as a CTA and will continue to be so for so long as it is required to be to perform services under this Agreement; (ii) is a member of NFA and will continue to be so for so long as it is required to be to perform services under this Agreement; (iii) is not prohibited by the CEA or other law, regulation or order from performing the services contemplated by this Agreement; (iv) has met and will seek to continue to meet for so long as this Agreement is in effect with respect to the Funds, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency necessary to be met in order to perform the services contemplated by this Agreement; and (v) has the authority to enter into and perform the services contemplated by this Agreement. The Sub-Adviser will comply with any applicable provisions of the CEA and the rules and regulations thereunder or exemptions thereunder as well as the rules of NFA with respect to serving as the sub-adviser of each of the Funds. The parties agree and acknowledge that the Sub-Adviser is not a “commodity pool operator” with respect to any Fund.

G. The Sub-Adviser agrees to reasonably cooperate with the Investment Adviser in connection with the Investment Adviser’s obligations and requirements, including any exemptions or other relief from such obligations and requirements, under the CEA, CFTC rules and NFA rules as to each Fund, including, without limitation, any disclosure, recordkeeping, reporting and filing requirements.

H. The Sub-Adviser will notify the Investment Adviser promptly if any of the representations or warranties in this Section 7 becomes untrue or inaccurate in any material respect.

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8.	NON-EXCLUSIVITY

The services of the Sub-Adviser to the Investment Adviser, the Fund(s) and the Trust are not to be deemed to be exclusive, and the Sub-Adviser shall be free to render investment advisory or other services to others and to engage in other activities. It is understood and agreed that the directors, officers, and employees of the Sub-Adviser are not prohibited from engaging in any other business activity or from rendering services to any other person, or from serving as partners, officers, directors, trustees, or employees of any other firm or corporation.

9.	SUPPLEMENTAL ARRANGEMENTS

The Sub-Adviser may from time to time employ or associate itself with any person it believes to be particularly suited to assist it in providing the services to be performed by such Sub-Adviser hereunder, provided that no such person shall perform any services with respect to the Fund(s) that would constitute an assignment or require a written advisory agreement pursuant to the Investment Company Act. Any compensation payable to such persons shall be the sole responsibility of the Sub-Adviser, and neither the Investment Adviser nor the Trust shall have any obligations with respect thereto or otherwise arising under the Agreement.

10.	REGULATION

The Sub-Adviser shall submit to all regulatory and administrative bodies having jurisdiction over the services provided pursuant to this Agreement any information, reports, or other material which any such body by reason of this Agreement may request or require pursuant to applicable laws and regulations and shall promptly provide the Investment Adviser and Trust with copies of such information, reports and materials if permitted by law or such regulatory or administrative body (as applicable).

11.	RECORDS

Except as otherwise provided in this Agreement, the records relating to the services provided under this Agreement shall be the property of the Trust and shall be under its control; however, the Trust shall furnish to the Sub-Adviser such records and permit it to retain such records (either in original or in duplicate form) as it shall reasonably require in order to carry out its business. In the event of the termination of this Agreement, such other records shall promptly be returned to the Trust by the Sub-Adviser free from any claim or retention of rights therein, provided that the Sub-Adviser may retain any such records that are required by law or regulation. The Investment Adviser and the Sub-Adviser shall keep confidential any information obtained in connection with its duties hereunder and disclose such information only if the Trust has authorized such disclosure or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, or otherwise required by law.

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12.	DURATION OF AGREEMENT

This Agreement shall become effective with respect to each existing Fund upon the date first above written, provided that this Agreement shall not take effect with respect to an existing Fund unless it has first been approved by a vote of a majority of those trustees of the Trust who are not “interested persons” (as defined in the Investment Company Act) of any party to this Agreement (“Independent Trustees”), cast in person at a meeting called for the purpose of voting on such approval. This Agreement shall continue in effect for a period more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Board of Trustees provided that in such event such continuance shall also be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. Additional Funds may be added to Appendix A by written agreement of the Investment Adviser and the Sub-Adviser and only after the approval by the Board of Trustees of the Trust, including a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting such approval and, if required under the Investment Company Act, a majority of the outstanding voting securities (as defined in the Investment Company Act) of the Fund.

13.	TERMINATION OF AGREEMENT

A. This Agreement may be terminated with respect to any Fund at any time, without the payment of any penalty, by the Board of Trustees, or by the vote of a majority of the outstanding voting securities of such Fund, each on sixty (60) days’ written notice to the Investment Adviser and the Sub-Adviser. In addition, this Agreement may be terminated with respect to any Fund by the Sub-Adviser or Investment Adviser upon one hundred twenty (120) days written notice to the other. In such case, the Sub-Adviser agrees to reasonably cooperate with the Trust and the Investment Adviser in connection with the transition of sub-advisory services relating to such Fund(s) to another sub-adviser. This Agreement will automatically terminate, without the payment of any penalty in the event the Investment Advisory Agreement between the Investment Adviser and the Trust is assigned (as defined in the Investment Company Act) or terminates for any other reason.

B. This Agreement will also terminate upon written notice to the other party that the other party is in material breach of this Agreement, unless the other party in material breach of this Agreement cures such breach to the reasonable satisfaction of the party alleging the breach within thirty (30) days after written notice. Any “assignment” (as that term is defined in the Investment Company Act) of this Agreement will result in automatic termination of this Agreement. The Sub-Adviser will notify the Trust and the Investment Adviser of any such assignment and of any changes in key personnel who are either the portfolio manager(s) of the Funds named in the Prospectus and/or SAI, or senior management of the Sub-Adviser, in each case prior to or promptly after, such change. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Trust and the Investment Adviser, if any, arising out of an assignment of this Agreement by the Sub-Adviser.

14.	AMENDMENTS TO THE AGREEMENT

Except to the extent permitted by the Investment Company Act or the rules or regulations thereunder or pursuant to exemptive relief granted by the SEC, this Agreement may be amended by the parties with respect to any Fund only if such amendment, if material, is specifically approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval.

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15.	ASSIGNMENT

The Sub-Adviser shall not assign or transfer its rights and obligations under this Agreement. Any assignment (as that term is defined in the Investment Company Act) of the Agreement shall result in the automatic termination of this Agreement, as provided in Section 13 hereof. The Sub-Adviser agrees to bear all reasonable legal, printing, mailing, proxy and related expenses of the Trust and the Investment Adviser, if any, arising out of any assignment of this Agreement by the Sub-Adviser. Notwithstanding the foregoing, no assignment shall be deemed to result from any changes in the directors, officers or employees of such Sub-Adviser except as may be provided to the contrary in the Investment Company Act or the rules or regulations thereunder.

16.	ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement of the parties with respect to each Fund.

17.	HEADINGS

The headings in the sections of this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.

18.	NOTICES

All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be delivered by hand or sent by a nationally recognized overnight courier service with signature required for delivery, by electronic mail, or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 18). All such notices so addressed shall be deemed given (i) when delivered, if delivered personally to the intended recipient, or if sent by a nationally recognized courier service with signature required for delivery, and (ii) three business days after being mailed if sent by certified or registered mail, postage prepaid, return receipt requested, or upon delivery if actual delivery occurs earlier.

For: Newton Investment Management North America, LLC

Newton Investment Management North America

Attn: Client Service

BNY Mellon Center

201 Washington Place

Boston, MA 02108

For: WisdomTree Digital Management, Inc.

Attn: William Peck

250 West 34th Street

3rd Floor

New York, NY 10119

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With a copy to:

WisdomTree Digital Management, Inc.

Attn: Legal Department

250 West 34th Street

3rd Floor

New York, NY 10119

For: WisdomTree Digital Trust

Attn: Stuart Bell

250 West 34th Street

3rd Floor

New York, NY 10119

With a copy to:

WisdomTree Digital Management, Inc.

Attn: Legal Department

250 West 34th Street, 3rd Floor, New York, NY 10119

Notwithstanding the foregoing, the parties acknowledge and agree that normal day-to-day operational communications between the parties may be sent via e-mail or File Transfer Protocol to personnel at the parties normally receiving communications of such type (or specifically requested by a party to receive such communications). However, it is specifically agreed by the parties that all notices required or permitted to be given under the following provisions of this Agreement shall be given as set forth in the first paragraph of this Section 18: Sections 3.C, 5, 6.C, 6.K, 7.A, 7.H, 13.A, 13.B and 23. Investment Adviser acknowledges and agrees that notice and delivery of any document or communication required pursuant to applicable law may be given by Sub-Adviser by electronic means, including, without limitation, posting electronically on Sub-Adviser’s website on the Investment Adviser’s homepage.

19.	SEVERABILITY AND SURVIVAL

Should any portion of this Agreement for any reason be held to be void in law or in equity, the Agreement shall be construed, insofar as is possible, as if such portion had never been contained herein. Sections 5, 11 and 20 shall survive the termination of this Agreement.

20.	TRUST AND SHAREHOLDER LIABILITY

The Sub-Adviser is hereby expressly put on notice of the limitation of shareholder liability as set forth in the Trust Declaration and agrees that obligations, if any, assumed by the Trust pursuant to this Agreement shall be limited in all cases to the Trust and its assets, and if the liability relates to one or more series, the obligations hereunder shall be limited to the respective assets of the Fund. The Sub-Adviser further agrees that it shall not seek satisfaction of any such obligation from the shareholders or any individual shareholder of the Fund(s), nor from the Trustees or any individual Trustee of the Trust.

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21.	GOVERNING LAW

The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York, or any of the applicable provisions of the Investment Company Act. To the extent that the laws of the State of New York, or any of the provisions in this Agreement, conflict with applicable provisions of the Investment Company Act, the latter shall control.

22.	INTERPRETATION

Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act shall be resolved by reference to such term or provision of the Investment Company Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the SEC validly issued pursuant to the Investment Company Act. Specifically, the terms “vote of a majority of the outstanding voting securities,” “interested persons,” “assignment,” and “affiliated persons,” as used herein shall have the meanings assigned to them by Section 2(a) of the Investment Company Act. In addition, where the effect of a requirement of the Investment Company Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the SEC, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

23.	CONFIDENTIALITY

Each party shall treat as confidential all Confidential Information of the other (as that term is defined below) and use such information only in furtherance of the purposes of this Agreement. Each Party shall limit access to the Confidential Information to its Affiliates, employees, consultants, auditors and regulators who reasonably require access to such Confidential Information, and otherwise maintain policies and procedures designed to prevent disclosure of the Confidential Information. For purposes of this Agreement, Confidential Information shall include all non-public business and financial information, methods, plans, techniques, processes, documents and trade secrets of a Party. Confidential Information shall not include anything that (i) is or lawfully becomes in the public domain, other than as a result of a breach of an obligation hereunder; (ii) is furnished to a Party by a third party having a lawful right to do so; or (iii) was known to the receiving Party at the time of the disclosure. Each Party shall give prompt notice to the other of any requests or demands for any Confidential Information made under lawful process by any third parties, prior to disclosure or furnishing of such Confidential Information, except to the extent such disclosure is required under law or requested by any regulator or governmental authority. Each Party agrees to reasonably cooperate with the other, at the other’s expense, in seeking reasonable protective arrangements to prevent, limit or restrict the disclosure of Confidential Information pursuant to such lawful process. This Agreement shall not be deemed to be Confidential Information.

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24.	AUTHORITY TO EXECUTE TRANSACTION DOCUMENTS

Subject to any other written instructions of the Investment Adviser or the Trust, the Sub-Adviser is hereby appointed agent and attorney-in-fact for the limited purposes of executing on behalf of any Fund: account documentation, transaction term sheets and confirmations, certifications regarding the Fund’s status as an accredited investor, qualified institutional buyer, qualified purchaser, qualified eligible person or eligible contract participant and certifications regarding other factual matters as may be requested by brokers, dealers or counter parties in connection with its management of the Fund’s assets. However, nothing in this Section 24 shall be construed as imposing a duty on the Sub-Adviser to act in its capacity as attorney-in-fact for the Fund. Any person dealing with the Sub-Adviser in its capacity as attorney-in-fact hereunder for the Fund is hereby expressly put on notice that the Sub-Adviser is acting solely in the capacity as an agent of the Fund and that any such person must look solely to the Fund for enforcement of any claim against Fund, as the Sub-Adviser assumes no personal liability to such person whatsoever for obligations of the Fund entered into by the Sub-Adviser in its capacity as attorney-in-fact for the Fund.

25.	COUNTERPARTS

This Agreement may be executed in counterparts each of which shall be deemed to be an original and all of which, taken together, shall be deemed to constitute one and the same instrument.

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

WISDOMTREE DIGITAL MANAGEMENT, INC.		NEWTON INVESTMENT MANAGEMENT NORTH AMERICA, LLC

By:	/s/ William Peck	By:	/s/ Michael Germano
Name: William Peck		Name: Michael Germano
Title: Chief Executive Officer and President		Title: CEO

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APPENDIX A

TO

SUB-ADVISORY AGREEMENT

Effective as of October 15, 2025

FUNDS FOR WHICH NEWTON INVESTMENT MANAGEMENT NORTH AMERICA, LLC ACTS AS SUB-ADVISER

Alternative Funds

WisdomTree Equity Premium Income Digital Fund

PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

The Investment Adviser hereby appoints Newton Investment Management North America, LLC, and Newton Investment Management North America, LLC hereby accepts appointment, as the Sub-Adviser for the Fund(s) set forth above.

WISDOMTREE DIGITAL MANAGEMENT, INC.		NEWTON INVESTMENT MANAGEMENT NORTH AMERICA, LLC

By:	/s/ William Peck	By:	/s/ Michael Germano
Name: William Peck		Name: Michael Germano
Title: Chief Executive Officer and President		Title: CEO

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